Exhibit 99.4

AMENDED AND RESTATED LOCK-UP AGREEMENT

June 14, 2021

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

c/o Morgan Stanley & Co. LLC

    1585 Broadway

    New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

    Eleven Madison Avenue

    New York, New York 10010

Ladies and Gentlemen:

Reference is made to that certain lock-up letter agreement from the undersigned addressed to Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC (the “Representatives”), on behalf of the Underwriters (as defined below), dated as of December 16, 2020 (the “Prior Agreement”). The undersigned acknowledges and agrees that this letter agreement amends and supersedes the Prior Agreement in its entirety as set forth herein.

The undersigned understands that the Representatives entered into an Underwriting Agreement (the “Underwriting Agreement”) with Playtika Holding Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock of the Company, par value $0.01 per share of the Company (the “Common Stock”).

The undersigned hereby agrees that, without the prior written consent of either of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending at the close of business on July 14, 2022 (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such transactions;

(b) transfers or other dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or charitable contribution, (ii) to one or more immediate family members of the undersigned or a trust for the direct or indirect benefit of the undersigned or one or more immediate family members (as defined below) of the undersigned, (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity, controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or as part of a distribution, transfer or disposition by the undersigned to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, members, beneficiaries or other equity holders, (v) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b)(i) through (b)(v); provided that in the case of any transfer or distribution pursuant to this clause (b), (x) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement (provided that such lock-up shall solely apply to shares of Common Stock distributed in such transaction, and not any shares of Common Stock previously distributed by the undersigned) and (y) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock (including any securities convertible into or exercisable or exchangeable for Common Stock), shall be required or shall be voluntarily made during the Restricted Period (other than any filing transfer or distribution pursuant to clause (b)(iv), for which any filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer or other disposition is pursuant to the circumstances described in clause (b)(iv));

(c) transfers or other dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that occur by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order, provided that (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) any filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer or other disposition is pursuant to the circumstances described in this clause (c) and the underlying shares of Common Stock continue to be subject to substantially similar restrictions on transfer as set forth in this letter agreement;

(d) transfers or other dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock from an employee or other service provider to the Company upon death, disability or termination of employment or service, in each case, of such employee or service provider, provided that any filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer or other disposition is pursuant to the circumstances described in this clause (d) and the underlying shares of Common Stock continue to be subject to substantially similar restrictions on transfer as set forth in this letter agreement;

(e) the exercise of any stock option by or the vesting and settlement of any restricted stock unit of the undersigned outstanding as of the date hereof or that was granted under an equity incentive plan, stock purchase plan or other equity award plan described in the Prospectus, provided that the shares received upon exercise or vesting or settlement shall continue to be subject to this letter agreement and provided, further that any filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option or settlement of a restricted stock unit, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option or settlement of the restricted stock unit are subject to a lock-up letter agreement with the Underwriters of the Public Offering;

(f) transfers or other dispositions of shares of Common Stock to the Company upon the exercise of stock options outstanding as of the date hereof or that were granted pursuant to a stock incentive plan or stock purchase plan described in the Prospectus, on a “cashless” or “net exercise” basis, provided that the shares received upon exercise shall continue to be subject to this letter agreement and provided, further that any filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the “cashless” or “net” exercise of a stock option, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option are subject to a lock-up letter agreement with the Underwriters of the Public Offering;

(g) transfers or other dispositions of shares of Common Stock to the Company, or the withholding of shares of Common Stock by the Company, in connection with the exercise of stock options or a vesting event or subsequent settlement (as applicable) of restricted stock awards, restricted stock units, shares issued pursuant to early exercised stock options, or other securities of the Company, in each case which are outstanding as of the date hereof or were granted pursuant to a stock incentive plan or stock purchase plan described in the Prospectus, to cover tax withholding obligations or the payment of taxes, including estimated taxes, due in connection with such awards, provided that any filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer or other disposition is to cover such tax withholding obligations or the payment of taxes;

(h) the transfer or other dispositions of shares pursuant to a bona fide third-party tender offer, merger, consolidation, other similar transaction or series of related transactions involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other securities in connection with any such transaction, or vote any securities in favor of any such transaction), provided that in the event that such Change of Control is not completed, the undersigned’s shares shall remain subject to this letter agreement and title to the undersigned’s shares shall remain with the undersigned; or

(i) the establishment of, or any amendment or modification to, a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

For purposes of this letter agreement, “Change of Control” means the transfer (whether by tender offer, merger, consolidation, other similar transaction or series of related transactions), in one transaction or a series of related transactions approved by the Company’s board of directors, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity) provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control.

For purposes of this letter agreement, “immediate family member” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin)

In addition, notwithstanding the provisions of the third paragraph of this agreement, (i) 3,779,014 of the undersigned’s shares of Common Stock (the “Non-Affiliate Shares”) will be automatically released from such restrictions on July 14, 2021, provided that such shares are ultimately distributed to entities that are not affiliates of Giant Network Group Co., Ltd., and (ii) 50% of the undersigned’s remaining shares of Common Stock (excluding the Non-Affiliate Shares) subject to the Restricted Period will be automatically released from such restrictions immediately on January 14, 2022 (the “Early Release Date”). Further, with respect any transfers or other dispositions of shares of Common Stock pursuant to clause (b) above for which the transferee is required to sign a lockup, the undersigned may designate at any time during the Restricted Period the number of such transferred shares of Common Stock subject to the Early Release Date, provided that the total number of shares of Common Stock released on such date does not change.

In addition, the undersigned agrees that, without the prior written consent of either of the Representatives on behalf of the Underwriters, it will not, in connection with the Public Offering nor during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by either of the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This letter agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

Playtika Holdings UK II Limited
(please print complete name of entity)

By:	/s/ Tian Lin
(duly authorized signature)

Name:	Tian Lin
(please print full name)

Title:	Director
(please print full title)

By:	/s/ Ron Korczak
(duly authorized signature)

Name:	Ron Korczak
(please print full name)

Title:	Director
(please print full title)

[Signature page to Lock-up Agreement]